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                                                                    EXHIBIT 32.1

                          MICROFINANCIAL, INCORPORATED
                        CERTIFICATION OF PERIODIC REPORT

     Richard F. Latour, President and Chief Executive Officer of MicroFinancial, Incorporated, (the "Company"), hereby certifies that, to the best of his knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2003 (the "Covered Report") and, excepts as corrected or supplemented in a subsequent covered report:

          (1) the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has signed this Certification as of this March 30, 2003.

                                                 /s/ RICHARD F. LATOUR
                                          --------------------------------------
                                          President and Chief Executive Officer